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EXHIBIT 10(O) - FORM OF SEPARATION AGREEMENT AND GENERAL RELEASE BETWEEN THE
                REGISTRANT AND MR. MAY DATED OCTOBER 17, 1996.

                   SEPARATION AGREEMENT AND GENERAL RELEASE

     In consideration for the payments and additional benefits to be paid by Volunteer Capital Corporation ("the Company"), I release the Company and its affiliates and all of its officers, directors, employees and agents from all claims or causes of action of whatever nature that I now may have and that I either know about or hereafter may learn about, arising from or during my employment or resulting from the termination of my employment. This means that I cannot and will not file any claim, charge, or lawsuit for the purpose of obtaining any monetary award above and beyond the amounts provided for in this Separation Agreement and General Release ("Agreement"), reinstatement of my employment or for any equitable relief.

     I acknowledge that this General Release includes, but is not limited to, all claims arising under federal, state or local laws prohibiting employment discrimination and all claims growing out of any legal restrictions on the Company's right to terminate its employees including any breach of contract claims. This General Release also specifically encompasses all claims of employment discrimination based on race, color, religion, sex, and national origin, as provided under Title VII of the Civil Rights Act of 1964, as amended, all claims of discrimination based on age, as provided under the Age Discrimination in Employment Act of 1967, as amended, all claims under the Employee Retirement Income Security Act (ERISA) and all claims of employment discrimination under the Americans with Disabilities Act (ADA) as well as claims under state law as provided under Tenn. Code Ann. Sections 8-50-103 and 4-21-401, et seq. and any other applicable state laws concerning my employment.

     I intend this Agreement to be binding upon myself, my estate, heirs and assignees. I understand and agree that if I breach this Agreement or if I file any claim or lawsuit against the Company seeking any equitable relief, all payments and benefits provided herein shall cease, and I or my estate shall be required to reimburse the Company for all payments and benefits I received under this Agreement prior to such time, including attorneys' fees incurred by the Company.

     In consideration of the foregoing, the Company hereby agrees and covenants:

     a. Upon the condition that I continue to satisfactorily complete my duties with the Company until, and if, I am not offered continued employment with the Company and my employment is thereafter terminated, the Company will pay me severance pay of twelve months at my regular salary, such payments to commence with the first regularly scheduled pay period following my separation date.

     b. To continue my group health insurance coverage at my current premium rate for a period of twelve months following my termination if I elect to continue such coverage under COBRA. Any applicable coverage available under COBRA subsequent to the initial 12 month period will be at my discretion and I will pay the prevailing COBRA premiums for such coverage.

     c. To provide me with up to 24 hours of outplacement service from Russell Montgomery.

     d.  To pay all accrued but unused vacation pay owing to me.













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     e.  To accelerate vesting of all stock options I may presently hold immediately subsequent to my separation date.

     I have carefully read and fully understand all the provisions of this Agreement, specifically including the general release of claims included in the Agreement. I further acknowledge that this Agreement sets forth the entire agreement between the Company and me. In addition, I acknowledge that I have been given a period of at least twenty-one (21) days to consider this Agreement and that I am advised that I have the right to consult with an attorney of my choice during this period. Finally, I acknowledge that, in considering whether to sign this Agreement, I have not relied upon any representation or statement by anyone, either written or oral, not set forth in this document and that I have not been threatened or coerced into signing this Agreement by any official of the Company and that I have read, understand and fully and voluntarily accept the terms of this Agreement.

     EFFECTIVE DATE: I understand that this Agreement may be revoked by me at any time during the seven (7) day period after I have signed it. This Agreement shall not become effective until after the revocation period has expired and no payment is required to be made until such period has expired.



     DATED THIS 17th day of October, 1996.



By: /s/ Lonnie J. Stout II                       October 1, 1996
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        Lonnie J. Stout II                       Date


    /s/ Richard D. May                           October 17, 1996
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        Richard D. May                           Date




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